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July 28, 1997

FOR IMMEDIATE RELEASE                         Contact

                                                      David R. Farmer
                                                      Beal Bank, SSB
                                                      (972) 404-4000



                      BEAL FINANCIAL CORPORATION REPORTS

                            SECOND QUARTER RESULTS

   DALLAS, TEXAS -- Beal Financial Corporation, the holding company for Beal Bank, SSB, today reported consolidated net income of $17.7 million for the three month period ending June 30, 1997 and $51.0 million for the six month period ending June 30, 1997. This compares to $15.3 million and $31.8 million for the three and six month periods ending June 30, 1996.
   Total assets decreased $116.3 million, or 8.3 percent, to $1.2 billion at June 30, 1997 when compared to total assets at December 31, 1996. This decrease resulted primarily from a decrease in net loans receivable of $99.0 million, principally due to normal principal repayments of loans.
   Beal Bank's net worth totaled $169.3 million at June 30, 1997 resulting in regulatory capital ratios as of June 30, 1997 of Tier 1 capital of 13.27 percent, and Risk-based capital of 17.54 percent.
   Beal Bank, headquartered in Dallas, maintains branch offices in Houston, and Chicago.